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                                                                   EXHIBIT 1.1



                           MADISON GAS AND ELECTRIC COMPANY


                         MEDIUM-TERM NOTES DUE NOT LESS THAN
                             9 MONTHS FROM DATE OF ISSUE


                                DISTRIBUTION AGREEMENT



                                                           _______________, 1998

Agents
Addresses

Dear Sirs:

          Madison Gas and Electric Company, a Wisconsin corporation (the "Company"), confirms its agreement with ________________________________
___________________ (each, an "Agent" and, together, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the "Notes"). The Notes are to be issued pursuant to an indenture (the "Indenture") dated as of _______________, 1998 between the Company and Bank One, N.A., as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to $65,000,000 aggregate principal amount of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company from time to time may reduce the maximum principal amount of Notes which it may issue and sell or authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

     This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the Agents) to the Agents as principal for resale to purchasers.

     The Company has filed with the Securities and Exchange Commission (the
"SEC") a registration statement on Form S-3 (No. 333-    ) for the registration
of certain securities,

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including the Notes, under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus specifically relating to the Notes constituting a part thereof, and any prospectus supplements (including pricing supplements) specifically relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus specifically relating to Notes shall be provided to the Agents by the Company for use in connection with the offering of Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to an agent for such use.

SECTION 1.     APPOINTMENT AS AGENTS.

     (a) APPOINTMENT OF AGENTS. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints each Agent as its agent for the purpose of soliciting purchases of Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to an Agent or Agents as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. The Agents are authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of Notes. The Company agrees that, during the period any Agent is acting as the Company's Agent hereunder, the Company will not contact or solicit potential investors introduced to it by such Agent to purchase Notes. The Company may appoint, upon one day prior written notice to the Agents, additional persons to serve as Agent hereunder, but only if each such additional person agrees to be bound by all of the terms of this Agreement as an agent.

     (b) REASONABLE EFFORTS SOLICITATIONS; RIGHT TO REJECT OFFERS. Upon receipt of instructions from the Company, the Agents will use

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their reasonable efforts to solicit purchases of such principal amount of
Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. The Agents will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by an Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part.

     (c) SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL. In soliciting purchases of Notes on behalf of the Company, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. Such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. Such Agent shall not have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

     (d) RELIANCE. The Company and each Agent agree that any Notes the placement of which such Agent arranges shall be placed by such Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.     REPRESENTATIONS AND WARRANTIES.

     (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through any Agent as agent or to any Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal) (the date of each such delivery to such Agent as principal being hereafter referred to as a "Settlement Date"),

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and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agents shall otherwise specify) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (i) DUE INCORPORATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Wisconsin with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is not required to be qualified as a foreign corporation to transact business in any other jurisdiction.

         (ii) SUBSIDIARIES. The Company has no significant subsidiaries, as "significant subsidiary" is defined in Rule 405 of Regulation C of the 1933 Act Regulations.

         (iii) REGISTRATION STATEMENT AND PROSPECTUS. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects, with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from (A) the Statement of Eligibility and Qualification (Form T-1) of the Trustee or (B) the Registration Statement or Prospectus made in reliance upon and in conformity with

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     information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus.

        (iv) INCORPORATED DOCUMENTS. The documents incorporated by reference in any preliminary prospectus or the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder ("1934 Act Regulations"), and, when read together with the other information in the Prospectus, did not and will at all times during the period specified in
     Section 4(e) hereof not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v) ACCOUNTANTS. The accountants who issued their reports on the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

         (vi) FINANCIAL STATEMENTS. The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

        (vii) AUTHORIZATION AND VALIDITY OF THIS AGREEMENT, THE INDENTURE AND THE NOTES. This Agreement has been duly authorized and, upon execution and delivery by the Agents, will be a valid and binding agreement of the Company; the Indenture has been duly authorized and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will

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     constitute valid and legally binding obligations of the Company enforceable in accordance with their terms; except as enforcement of the Indenture and the Notes may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

        (viii) MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, of the Company, whether or not arising in the ordinary course of business.

        (ix) NO CONFLICTS. The execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the Articles of Incorporation or By-laws, as restated or amended, of the Company or any law, administrative regulation or administrative or court order or decree.

         (x) REGULATORY APPROVALS. The Company has made all necessary filings and obtained all necessary consents, orders or approvals from the Federal Energy Regulatory Commission ("FERC") and the Public Service Commission of Wisconsin ("PSCW") in connection with the issuance and sale of the Notes, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities ("Blue Sky") laws.

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     (b)  ADDITIONAL CERTIFICATIONS.  Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to the Agents as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.     SOLICITATIONS AS AGENTS; PURCHASES AS PRINCIPAL.

     (a) SOLICITATIONS AS AGENTS. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as the agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

     The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of Notes through any Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, such Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. The Agents may allow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

     The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. All Notes sold through any Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

     (b) PURCHASES AS PRINCIPAL. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by,

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such Agent.  Each such separate agreement (which may be an oral agreement)
between such Agent and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and such Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. Such Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by purchasers acting together with such Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Such Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the officers' certificate, opinions of counsel and comfort letter pursuant to Sections 8(b), 8(c) and 8(d) hereof.

     (c) ADMINISTRATIVE PROCEDURES. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.     COVENANTS OF THE COMPANY.

     The Company covenants with the Agents as follows:

     (a) RULE 424(B) FILING. Promptly following execution of this Agreement, to cause the Prospectus, including as part thereof a prospectus supplement relating to the Notes, to be filed with, or mailed for filing to, the SEC pursuant to Rule 424(b) under the 1933 Act and the Company will promptly advise the Agents when such filing or mailing has been made. Prior to such filing or mailing, the Company will cooperate with the Agents in the preparation of such supplement to the Prospectus to assure that the Agents have no reasonable objection to the form or content thereof when filed or mailed.

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     (b)  FERC OR PSCW ACTION.  To advise the Agents promptly of any additional action by the FERC or PSCW pertaining to the Notes.

     (c) COPIES OF 1933 ACT DOCUMENTS. To furnish promptly to each Agent and to counsel for the Agents one signed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the date hereof and relating to the Notes, and a copy of the Prospectus filed with the SEC, including all documents incorporated therein by reference and all consents and exhibits filed therewith.

     (d) CONFORMED COPIES. To deliver promptly to the Agents such reasonable number of the following documents as the Agents may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture, Administrative Procedures, Interest Calculation Agency Agreement and this Agreement), (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus.

     (e) REVISIONS OF PROSPECTUS -- MATERIAL CHANGES. Except as otherwise provided in subsection (p) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a Note purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in each Agent's capacity as agent and to cease sales of any Notes any Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

     (f) NOTICES TO AGENTS. To advise the Agents promptly during the term of this Agreement, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request or proposed request by the SEC for an amendment or

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supplement to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement (insofar as the Registration Statement relates to or covers the Notes) or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

     (g) PREPARATION OF PRICING SUPPLEMENTS. The Company will prepare, with respect to any Notes to be sold through or to any of the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file timely such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act.

     (h) PROSPECTUS REVISIONS -- PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in subsection (p) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (i) PROSPECTUS REVISIONS -- AUDITED FINANCIAL INFORMATION. Except as otherwise provided in subsection (p) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or


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incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (j) STOP ORDER. If, during the term of this Agreement, the SEC shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

     (k) EARNINGS STATEMENT. As soon as practicable, to make generally available to its security holders and to deliver to the Agents an earnings statement, conforming with the requirements of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations, covering a period of at least twelve months beginning after the effective date of the Registration Statement as defined in Rule 158(c) of the 1933 Act Regulations.

     (l) SHAREHOLDER AND OTHER REPORTS. During the period of five years hereafter, or such lesser period as any of the Notes shall be outstanding, to furnish to the Agents, (i) as soon as available, a copy of each report of the Company mailed to its shareholders or report filed by the Company with the SEC and (ii) from time to time such other information concerning the Company as the Agents may reasonably request.

     (m) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (n) 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will

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file promptly all documents required to be filed with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

     (o) STAND-OFF AGREEMENT. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Agents, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

     (p) SUSPENSION OF CERTAIN OBLIGATIONS. The Company shall not be required to comply with the provisions of subsections (e), (h) or (i) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

     (q) CONDITION TO AGENCY TRANSACTIONS. Any person who has agreed to purchase Notes as the result of an offer to purchase solicited by an Agent shall have the right to refuse to purchase and pay for such Notes if, on the related settlement date fixed pursuant to the Procedures, (i) there has been, since the date on which such person agreed to purchase the Notes (the "Trade Date"), or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company, whether or not arising in the ordinary course of business, or
(ii) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved or any other substantial national or international calamity or crisis the effect of which is such as to make it, in the judgment of such person, impracticable or inadvisable to purchase the Notes, or (iii) trading in any securities of the Company has been suspended by the SEC or a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) the rating assigned by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) of the 1933

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Act), to any debt securities of the Company as of the Trade Date shall have been lowered since that date or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

     (r) COSTS. To pay all costs incident to the authorization, issuance, sale and delivery of the Notes; the costs incident to the preparation, printing and filing under the 1933 Act of the Registration Statement and the Prospectus and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of the documents and any amendments and exhibits thereto required to be filed by the Company under the 1934 Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any preliminary prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Agreement, the Indenture, Administrative Procedures, Interest Calculation Agency Agreement and any Terms Agreement; fees paid to rating agencies in connection with the rating of the Notes; the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in subsection (m) of this Section and of preparing and printing a Blue Sky Memorandum (including fees of counsel to the Agents not to exceed $_____ in the aggregate); the reasonable fees and expenses of counsel for the Agents; and all other costs and expenses incident to the performance of the Company's obligations under this Agreement; PROVIDED that, except as provided in this
Section 4(r),the Agents shall pay their own costs and expenses, any transfer taxes on the Notes purchased as principal which they may sell and the expenses of advertising any offering of the Notes made by the Agents.

SECTION 5.     CONDITIONS OF OBLIGATIONS.

     The obligations of each Agent to solicit offers to purchase Notes as agent of the Company, the obligations of any purchasers of Notes sold through such Agent as agent, and any obligation of such Agent to purchase Notes pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained and to each of the following additional terms and conditions:

     (a) NO STOP ORDER. No stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the SEC and no challenge shall have been made by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with and there shall be no material adverse change in the condition, financial or otherwise, of the Company, whether or not arising in the ordinary course of business.

     (b) LEGAL MATTERS. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, any Terms Agreement, the Notes, the form of the Registration Statement, the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to _______________, counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters, it being understood that such counsel shall not be required to pass on any financial statements, financial data, statistical data and supporting schedules included in the Prospectus.

     (c) OPINION OF COMPANY COUNSEL. Stafford, Rosenbaum, Rieser & Hansen, counsel to the Company, shall have furnished to the Agents a letter addressed to the Agents and dated the date hereof stating their opinion to the effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin, with corporate authority to own and operate its properties, and valid franchises, licenses and permits adequate for the conduct of its business, as described in the Prospectus;

          (ii) this Agreement and each Terms Agreement, if any, has been duly authorized, executed and delivered by the Company;

          (iii) the Indenture is in due and proper form, has been duly and validly authorized by the necessary corporate action, has been duly and validly executed and delivered and is a valid instrument legally binding on the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles;

            (iv) the Notes are in due and proper form; the issue and sale of the Notes by the Company in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action; the Notes, when duly executed (which execution may include facsimile signatures of officers of the Company), authenticated and delivered to the purchasers or to an Agent pursuant to any Terms Agreement, against payment of the agreed consideration therefor, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles; and each holder of Notes will be entitled to the benefits of the Indenture;

          (v) the Notes, the Indenture and any Terms Agreement conform as to legal matters with the statements concerning them made in the Prospectus, and such statements accurately set forth the matters respecting the Notes, the Indenture and the Terms Agreement required to be set forth in the Prospectus;

          (vi) the Indenture is qualified under the 1939 Act;

          (vii) the orders of the FERC and the PSCW referred to in Section 2(a)(x) hereof pertaining to the Notes have been duly entered and, to the best of the knowledge of such counsel, are still in force and effect; and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority (other than in connection or compliance with the provisions of the securities or Blue Sky laws of any jurisdiction) is necessary with respect to the issue and sale of the Notes as contemplated by this Agreement;

          (viii) the Registration Statement has become effective under the 1933 Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act;

          (ix) the Registration Statement and the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (except that such counsel need express no opinion as to the financial statements, financial data, statistical data or supporting schedules contained therein);

          (x) such counsel does not know of any legal or governmental proceeding required to be described in the Prospectus which is not described as required, or of any contract or document of a character required to be described or incorporated in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described, incorporated or filed as required;

          (xi) neither the execution and delivery of this Agreement and the Indenture nor the issuance and sale of the Notes in accordance with the terms of this Agreement or applicable Terms Agreement nor the consummation of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will conflict with, violate or result in a breach of any law, any administrative regulation or any court decree known to such counsel to be applicable to the Company, conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or the By-laws, as restated or amended, of the Company or of any material agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company;

          (xii) the documents referred to in Section 2(a)(iv) hereof, as of their respective filing dates, complied as to form in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations (except that such counsel do not need to express any opinion as to the financial statements, financial data, statistical data or supporting schedules contained therein);

          (xiii) any statements made in the Prospectus which are stated therein to have been made on the authority of such counsel have been reviewed by them and, as to matters of law and legal conclusion, are correct; and

          (xiv) except as set forth in the Prospectus, to the best knowledge of such counsel there are no pending or threatened legal or administrative proceedings to which the Company is a party or in which any of its property is the subject wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by this Agreement or any Terms Agreement or the validity or enforceability against the Company of this Agreement or any Terms Agreement, the Indenture or the Notes;

and such letter shall additionally state that nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, as to which they do not need to express any belief), at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, as to which they do not need to express any belief) as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) OPINION OF COMPANY SPECIAL COUNSEL. Sidley & Austin, special counsel to the Company, shall have furnished to the Agents a letter addressed to the Agents and dated the date hereof stating in their opinion substantially to the effect set forth in clauses (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) of paragraph (c) of this Section 5 and to the further effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin, with corporate authority to own and operate its properties as described in the Prospectus; and

          (ii) neither the execution and delivery of this Agreement and the Indenture nor the issuance and sale of the Notes in accordance with the terms of this Agreement or Terms Agreements nor the consummation of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will conflict with, violate or result in a breach of any of the terms, conditions or provisions of Articles of Incorporation or By-laws, as restated or amended, of the Company, or of any material agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or constitute a default thereunder;

and such letter shall additionally state that nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, as to which they do not need to express any belief), at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto as the case may be, contains or contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, as to which they do not need to express any belief) as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     For the purpose of rendering the foregoing opinions, Sidley & Austin may rely exclusively upon the opinion Stafford, Rosenbaum, Rieser & Hansen, counsel for the Company, delivered to the Agents pursuant to paragraph (c) of this
Section 5 as to the organization of the Company and as to all other matters of Wisconsin law and upon the factual representations made in this Agreement and upon certificates of officers of the Company and public officials.

     (e) OFFICERS' CERTIFICATE. The Company shall have furnished to the Agents on the date hereof a certificate, dated the date hereof, of its Chairman of the Board, its President or a Vice President and its Treasurer or an Assistant Treasurer stating that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in Section 2 hereof are true and correct as of the date hereof; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 5(a), 5(h), 5(i)and 5(j) hereof have been fulfilled.

     (f) COMFORT LETTER. On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

          (i) They are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations;

          (ii) In their opinion, the financial statements and supporting schedule(s) of the Company audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations;

          (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsible for financial and accounting matters with respect to the unaudited consolidated financial statements of the Company included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in long-term debt of the Company or any decrease in the common shareholders' equity of the Company other than for the declaration of regular quarterly dividends, in each case as compared with the amounts shown on the most recent balance sheet of the Company included in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions (e.g. inability to determine such decreases because of insufficient accounting information available after the date of such most recent balance sheet) enumerated in such letter as shall have been agreed to by the Agents and the Company; and

          (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

     (g) OPINION OF AGENTS' COUNSEL. Jones, Day, Reavis & Pogue, Chicago, Illinois, as counsel for the Agents, shall have furnished to the Agents on the date hereof such opinions with respect to the validity of the Notes and with respect to the Registration Statement, the Prospectus, and other related matters as the Agents may reasonably require.

     (h)  FERC AND PSCW ORDERS.  The orders of the FERC and PSCW referred to in
Section 2(a)(x) hereof shall be in full force and effect and no proceedings to suspend the effectiveness of either such order shall be pending or threatened.

     (i) RATINGS. Subsequent to the execution of this Agreement, there shall not have been any decrease in the ratings of any of the

Company's debt securities by Standard & Poor's Rating Service or Moody's Investors Service Inc.

     (j) NO MATERIAL ADVERSE CHANGE. Subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus, there shall have been no material adverse change in the condition (financial or otherwise), of the Company, except as set forth in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, as of the effective date of this Agreement.

     (k) OTHER DOCUMENTS. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agents, any applicable Terms Agreement) may be terminated by the Agents by written notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(k) hereof, the provisions concerning payment of expenses under Section 4(r) hereof, the indemnity and contribution agreement set forth in Section 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery in Section 10 hereof and the provisions set forth under "Parties" of
Section 14 hereof shall remain in effect.

SECTION 6.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.

     The obligations of the Company to sell and deliver the Notes are subject to the following conditions precedent:

          (a) NO STOP ORDER. At or before the date hereof, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the SEC and no challenge shall have been made by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) FERC AND PSCW ORDERS. The orders of the FERC and the PSCW referred to in Section (2)(a)(x) hereof shall be in full force and effect and no proceeding to suspend the effectiveness of either such order shall be pending or threatened.

In case any of the conditions specified above in this Section 6 shall not have been fulfilled on the date hereof, this Agreement may be terminated by the Company by delivering written notice of termination to the Agents. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 4(r), and Section 9 hereof.

SECTION 7.     DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH THE AGENTS.

     Delivery of Notes sold through any Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 8.     ADDITIONAL COVENANTS OF THE COMPANY.

     The Company covenants and agrees with each Agent that:

     (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation by the Company that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or the agent of such purchaser, or to such Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of securities other than Notes under the Registration Statement, unless the Agents shall otherwise specify) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to such Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to such Agent to the effect that the statements contained in the certificate referred to in Section 5(e) hereof which was last furnished to such Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes or solely for the inclusion of additional financial information, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of securities other than Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Agents shall otherwise specify), or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent and to counsel to the Agents written opinion of Stafford, Rosenbaum, Rieser & Hansen, counsel to the Company, or other counsel satisfactory to such Agent, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to such Agent, of the same tenor as the opinion referred to in Section 5(c) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish such Agent with a letter to the effect that such Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or, (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause PricewaterhouseCoopers LLP forthwith to furnish such Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC , or the date of such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(f) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(f) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of such Agent, such letter should cover such other information.

SECTION 9.  INDEMNIFICATION.

     (a) INDEMNIFICATION OF THE AGENTS. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred, (including, subject to Section 9(c) hereof, the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by each Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Agent from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Notes, or any person controlling such Agent, if a copy of the Prospectus provided to such Agent by the Company (as then amended or supplemented if the Company shall have furnished any such amendment or supplement thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Agent to such person, if such is required by law, at or prior to the written confirmation of the sale of such Notes to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

     (b) INDEMNIFICATION OF THE COMPANY. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) GENERAL. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) counsel for the indemnified party concludes that the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

     (d) CONTRIBUTION. If the indemnification provided for in this Section is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the sale to or through each Agent of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that in no case shall any Agent be responsible for any amount in excess of the total underwriting discounts and commission received by such Agent in connection with the sale of the Notes to or through such Agent.

The relative benefits received by the Company on the one hand and each Agent on the other in connection with the sale of the Notes shall be deemed to be in the same proportion as the total commissions and underwriting discounts received by such Agent to the date of such liability bear to the total sales price from the sale of Notes to or through such Agent to the date of such liability. The relative fault of the Company on the one hand and of each Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of 1933 Act, shall have the same rights to contribution as the Company.

SECTION 10.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Agent or any controlling person of such Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 11.    TERMINATION.

     (a) TERMINATION OF THIS AGREEMENT. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or the Agents upon the giving of 30 days' written notice of such termination to the other party hereto.

     (b) TERMINATION OF A TERMS AGREEMENT. An Agent may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved or any other substantial national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market Notes or enforce contracts for the sale of Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange or in the NASDAQ National Market, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) of the 1933 Act) to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to such Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

     (c) GENERAL. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) an Agent shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(a) hereof, (ii) if at the time of termination (a) an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(r) hereof, the indemnity and contribution agreements set forth in Section 9 hereof, and the provisions of Sections 4(r), 10 and 14 hereof shall remain in effect.

SECTION 12.    NOTICES.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          Madison Gas and Electric Company
          133 South Blair Street
          Madison, Wisconsin  53703
          Attention: Treasurer
          Fax:  608-252-1540

     If to the Agents:















or at such other address as such party or parties may designate from time to time by notice duly given in accordance with the terms of this Section 12.

SECTION 13.    GOVERNING LAW.

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York. Any suit, action or proceeding brought by the Company against the Agents in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 14.    PARTIES.

     This Agreement shall inure to the benefit of and be binding upon each Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     If the foregoing is in accordance with each Agent's understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between each Agent and the Company in accordance with its terms.

                              Very truly yours,

                              MADISON GAS AND ELECTRIC COMPANY


                              By:
                                 ---------------------------
                                  Name:
                                  Title:

Accepted:

---------------------------
Agent


By:
    --------------------------------
     Name:
     Title:


---------------------------
Agent


By:
     -----------------------------------
     Name:
     Title:


-------------------------------
Agent


-------------------------------

                                                                       EXHIBIT A


     The following terms, if applicable, shall be agreed to by the Agent and the Company pursuant to each Terms Agreement:

          Principal Amount: $__________
          Interest Rate:
               If Fixed Rate Note, Interest Rate:
                                    Interest Payment Dates:

               If Floating Rate Note:
                  Interest Rate Basis:
                    Initial Interest Rate:
                    Initial Interest Reset Date:
                    Spread, if any:
                    Spread Multiplier, if any:
                    Interest Rate Reset:
                    Interest Payment Dates:
                    Index Maturity:
                    Maximum Interest Rate, if any:
                    Minimum Interest Rate, if any:
                    Interest Rate Reset Period:
                    Interest Payment Period:
                    Interest Payment Date:
                    Calculation Agent:

               If Redeemable:

                    Initial Redemption Date:
                    Initial Redemption Percentage:
                    Annual Redemption Percentage Reduction:

          Date of Maturity:
          Purchase Price:_____%
          Settlement Date and Time:
          Stand-off Period (if any):
          Additional Terms:

Also, agreement as to whether the following will be required:

          Legal Opinion pursuant to Section 5(c)of the
            Distribution Agreement.
          Officer's Certificate pursuant to Section 5(e)
            of the Distribution Agreement.
          Comfort Letter pursuant to Section 5(f) of the Distribution Agreement.

                                      SCHEDULE A

     As compensation for the services of the Agents hereunder, the Company shall pay the Agents, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:




                                                  PERCENT OF
MATURITY RANGES                                 PRINCIPAL AMOUNT
---------------                                 ----------------

From 9 months but less than 1 year.............        .125%

From 1 year but less than 18 months............        .150%

From 18 months but less than 2 years...........        .200%

From 2 years but less than 3 years.............        .250%

From 3 years but less than 4 years.............        .350%

From 4 years but less than 5 years.............        .450%

From 5 years but less than 6 years.............        .500%

From 6 years but less than 7 years.............        .550%

From 7 years but less than 10 years............        .600%

From 10 years but less than 15 years...........        .625%

From 15 years but less than 20 years...........        .675%

From 20 years to 30 years......................        .750%


                                      SCHEDULE A

     As compensation for the services of the Agents hereunder, the Company shall pay the Agents, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:




                                                  PERCENT OF
MATURITY RANGES                                 PRINCIPAL AMOUNT
---------------                                 ----------------

From 9 months but less than 1 year.............

From 1 year but less than 18 months............

From 18 months but less than 2 years...........

From 2 years but less than 3 years.............

From 3 years but less than 4 years.............

From 4 years but less than 5 years.............

From 5 years but less than 6 years.............

From 6 years but less than 7 years.............

From 7 years but less than 10 years............

From 10 years but less than 15 years...........

From 15 years but less than 20 years...........

From 20 years to 30 years......................

